Exhibit 10.36

Oliver Real Estate Commercial

1400 S. Colorado Blvd, # 410

Denver, CO 80222

tomyoliver@earthlink.net

Phone: (303) 691-0179

Fax: (303) 757-7275

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. CBSI-10-06 (Mandatory 1-07)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

CONTRACT TO BUY AND SELL REAL ESTATE

(ALL TYPES OF PROPERTIES)

Date:	November 26, 2007
Purchase Price:	$5,460,000.00

1.                                      AGREEMENT. Buyer agrees to buy, and Seller agrees to sell, the Property defined below on the terms and conditions set forth in this contract (Contract).

2.                                      DEFINED TERMS.

a.             Buyer. Buyer, Ascent Solar Technologies, Inc. &/or  assigns, will take title to the real property described below as ☐ Joint Tenants      ☐ Tenants In Common      ☒ Other Buyer entity to be determined and assigned prior to Closing.

b.               Property. The Property is the following legally described real estate in the County of Adams, Colorado: SUB: WASHINGTON SQUARE AMENDED BLK:7 LOT:4

known as No.

12300 Grant Street	Thornton	CO	80241
Street Address	City	State	Zip

together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.

c.          Dates and Deadlines.

Item No.	Reference	Event	Date or Deadline
1	§ 4a	Alternative Earnest Money Deadline	3 business days after MEC
2	§ 5a	Loan Application Deadline	N/A
3	§ 5b	Loan Conditions Deadline	N/A
4	§ 5c	Buyer’s Credit Information Deadline	N/A
5	§ 5c	Disapproval of Buyer’s Credit Information Deadline	N/A
6	§ 5d	Existing Loan Documents Deadline	N/A
7	§ 5d	Existing Loan Documents Objection Deadline	N/A
8	§ 5d	Loan Transfer Approval Deadline	N/A
9	§ 6a	Appraisal Deadline	N/A
10	§ 7a	Title Deadline	10 days after MEC
11	§ 8a	Title Objection Deadline	30 days after MEC
12	§ 7c	Survey Deadline	30 days after MEC
13	§ 8c(2)	Survey Objection Deadline	35 days after MEC
14	§ 7b	Document Request Deadline	N/A
15	§ 7d(5)	CIC Documents Objection Deadline	N/A
16	§ 8b	Off-Record Matters Deadline	10 days after MEC

17	§ 8b	Off-Record Matters Objection Deadline	35 days after MEC
18	§ 8f	Right Of First Refusal Deadline	10 days after MEC
19	§ 10a	Seller’s Property Disclosure Deadline	N/A
20	§ 10b	Inspection Objection Deadline	55 days after MEC
21	§ 10c	Resolution Deadline	60 days after MEC
22	§ 10d	Property Insurance Objection Deadline	30 days after MEC
23	§ 12	Closing Date	see 25. c
24	§ 17	Possession Date	at Closing
25	§ 17	Possession Time	at Closing
26	§ 29	Acceptance Deadline Date	November 28, 2007
27	§ 29	Acceptance Deadline Time	6:00pm

d.                    Attachments. The following are a part of this Contract: Exhibit A

Note: The following disclosure forms are attached but are not a part of this Contract: none

e.                    Applicability of Terms. A check or similar mark in a box means that such provision is applicable. The abbreviation “N/A” or the word “Deleted” means not applicable and when inserted on any line in Dates and Deadlines (§2c), it means that the corresponding provision of the Contract to which reference is made is deleted. The abbreviation “MEC” (mutual execution of this Contract) means the latest date upon which both parties have signed this Contract.

3.                                      INCLUSIONS AND EXCLUSIONS.

a.             Inclusions. The Purchase Price includes the following items (Inclusions):

(1)   Fixtures. If attached to the Property on the date of this Contract, lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls, built-in vacuum systems (including accessories), garage door openers including -0- remote controls; and ☐ none.

(2)   Personal Property. The following are included if on the Property whether attached or not on the date of this Contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, fireplace inserts, fireplace screens, fireplace grates, heating stoves, storage sheds, and all keys. If checked, the following are included: ☐ Water Softeners           ☒ Smoke/Fire Detectors    ☒ Security Systems        ☐ Satellite Systems (including satellite dishes).

(3)   Other Inclusions. none

The Personal Property to be conveyed at Closing shall be conveyed, by Seller, free and clear of all taxes, (except personal property taxes for the year of Closing), liens and encumbrances, except none. Conveyance shall be by bill of sale or other applicable legal instrument.

(4)        Trade Fixtures. With respect to trade fixtures, Seller and Buyer agree as follows: none.

The Trade Fixtures to be conveyed at Closing shall be conveyed, by Seller, free and clear of all taxes, (except personal property taxes for the year of Closing), liens and encumbrances, except N/A.  Conveyance shall be by bill of sale or other applicable legal instrument.

(5)        Parking and Storage Facilities. ☐ Use Only       ☐ Ownership of the following parking facilities: none; and the following storage facilities: none.

(6)        Water Rights. The following legally described water rights: none.

Any water rights shall be conveyed by       deed or other applicable legal instrument. The Well Permit # is     .

(7)        Growing Crops. With respect to growing crops, Seller and Buyer agree as follows: N/A

b.             Exclusions. The following items are excluded: none.

4.                                      PURCHASE PRICE AND TERMS. The Purchase Price set forth below shall be payable in U. S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§ 4	Purchase Price	$5,460,000
2	§ 4a	Earnest Money		$100,000 plus
				$150,000 see 25 a
3	§ 4d(1)	New First Loan
4	§ 4d(2)	New Second Loan
5	§ 4e	Assumption Balance
6	§ 4f	Seller or Private Financing
7
8
9	§ 4b	Cash at Closing		5,210,000
10		TOTAL	$5,460,000	$5,460,000

Note: If there is an inconsistency between the Purchase Price on the first page and this § 4, the amount in § 4 shall control.

a.   Earnest Money. The Earnest Money set forth in this section, in the form of company check, is part payment of the Purchase Price and shall be payable to and held by Land Title Guarantee Company (Earnest Money Holder), in its trust account, on behalf of both Seller and Buyer. The Earnest Money deposit shall be tendered with this Contract unless the parties mutually agree to an Alternative Earnest Money Deadline (§ 2c) for its payment. The parties authorize delivery of the Earnest Money deposit to the closing company, if any, at or before Closing. In the event Earnest Money Holder has agreed to have interest on earnest money deposits transferred to a fund established for the purpose of providing affordable housing to Colorado residents, Seller and Buyer acknowledge and agree that any interest accruing on the Earnest Money deposited with the Earnest Money Holder in this transaction shall be transferred to such fund.

b.   Cash at Closing. All amounts paid by Buyer at Closing including Cash at Closing, plus Buyer’s closing costs, shall be in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller’s check and cashier’s check (Good Funds).

c.   Down Payment Assistance; Seller Paid Costs. Seller, at Closing, shall credit $N/A to Buyer to assist with Buyer’s down payment. Seller shall also, at Closing, credit to Buyer the amount of $ N/A to assist with Buyer’s closing costs, not to exceed the amount due from Buyer for such costs. These amounts are in addition to any sum Seller has agreed to pay or credit Buyer elsewhere in this Contract.

d.   New Loan.

(1) New First Loan. Buyer shall obtain a new loan set forth in this section as follows:

☐ Conventional         ☐ FHA         ☐ VA         ☐ Other.

This loan will be secured by a    (1st, 2nd, etc.) deed of trust.

The loan may be increased to add the cost of mortgage insurance, VA funding fee and other items for a total loan amount, not in excess of $  , shall be amortized over a period of    ☐ Years   ☐ Months at approximately $   per including principal and interest not to exceed   % per annum, plus, if required by Buyer’s lender, a deposit of    of the estimated annual real estate taxes, property insurance premium, and mortgage insurance premium. If the loan is an adjustable interest rate or graduated payment loan, the payments and interest rate initially shall not exceed the figures set forth above.

Loan discount points, if any, shall be paid to lender at Closing and shall not exceed   % of the total loan amount. Notwithstanding the loan’s interest rate, the first    loan discount points shall be paid by  , and the balance, if any, shall be paid by  .

Buyer shall timely pay Buyer’s loan costs and a loan origination fee not to exceed   % of the loan amount. If the loan is an FHA/VA insured or guaranteed loan, Seller shall pay closing costs and fees that Buyer is not allowed by law to pay, in an amount not to exceed $   for only the following items: tax service and .

(2) New Second Loan. Buyer shall obtain a new loan set forth in this section as follows:

This loan will be secured by a    (2nd, etc.) deed of trust.

The total loan amount, not in excess of $  , shall be amortized over a period of    ☐ Years   ☐ Months at approximately $   per   including principal and interest not to exceed   % per annum. If the loan is an adjustable interest rate or graduated payment loan, the payments and interest rate initially shall not exceed the figures set forth above.

Loan discount points, if any, shall be paid to lender at Closing and shall not exceed   % of the total loan amount. Notwithstanding the loan’s interest rate, the first    loan discount points shall be paid by  , and the balance, if any, shall be paid by  .

Buyer shall timely pay Buyer’s loan costs and a loan origination fee not to exceed   % of the loan amount.

e.          Assumption. [Omitted as Inapplicable]

f.            Seller or Private Financing. [Omitted as Inapplicable]

5.                                      FINANCING CONDITIONS AND OBLIGATIONS.

a.   Loan Application. If Buyer is to pay all or part of the Purchase Price by obtaining a new loan, or if an existing loan is not to be released at Closing, Buyer, if required by such lender, shall make a verifiable application by

Loan Application Deadline (§ 2c). Buyer shall cooperate with Seller and lender to obtain loan approval, DILIGENTLY AND TIMELY PURSUE SAME IN GOOD FAITH, execute all documents and furnish all information and documents required by lender, and, subject to § 4d(1) and (2) and § 4e, timely pay the costs of obtaining such loan or lender consent. Buyer agrees to satisfy the reasonable requirements of lender, and shall not withdraw the loan or assumption application, nor intentionally cause any change in circumstances that would prejudice lender’s approval of the loan application or funding of the loan. Buyer may obtain different financing provided Seller incurs no additional delay, cost or expense, and provided Buyer is approved for such substitute loan.

b.   Loan Conditions. If Buyer is to pay all or part of the Purchase Price by obtaining a new loan as specified in § 4d, this Contract is conditional upon Buyer’s approval of the availability, terms, conditions and cost for the new loan. This condition is for the benefit of Buyer and shall be deemed waived unless Seller receives from Buyer, no later than Loan Conditions Deadline (§ 2c), written notice of Buyer’s election to terminate this Contract as such loan was not satisfactory to Buyer. Buyer shall not have the right to terminate under this § 5b for any loan that is the same as set forth in § 4. If Buyer so notifies Seller, this Contract shall terminate. IF SELLER DOES NOT RECEIVE WRITTEN NOTICE TO TERMINATE AND BUYER DOES NOT CLOSE, BUYER SHALL BE IN DEFAULT.

c.   Credit Information and Buyer’s New Senior Loan. [Omitted as Inapplicable]

d.   Existing Loan Review. [Omitted as Inapplicable]

6.                                      APPRAISAL PROVISIONS.

a. Appraisal Condition.

☒                                                                                  (1)  No Appraisal Condition. This § 6a. shall not apply.

☐                                                                                    (2)  Conventional. Buyer shall have the sole option and election to terminate this Contract if the Purchase Price exceeds the Property’s valuation determined by an appraiser engaged by  . This Contract shall terminate by Buyer giving Seller written notice of termination and either a copy of such appraisal or written notice from lender that confirms the Property’s valuation is less than the Purchase Price, received on or before Appraisal Deadline (§ 2c). If Seller does not receive such written notice of termination on or before Appraisal Deadline (§ 2c), Buyer waives any right to terminate under this subsection.

☐                                                                                    (3)  FHA. It is expressly agreed that, notwithstanding any other provisions of this Contract, the Purchaser (Buyer) shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of Earnest Money deposits or otherwise unless the Purchaser (Buyer) has been given in accordance with HUD/FHA or VA requirements a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender, setting forth the appraised value of the Property of not less than $  . The Purchaser (Buyer) shall have the privilege and option of proceeding with consummation of the Contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or the condition of the Property. The Purchaser (Buyer) should satisfy himself/herself that the price and condition of the Property are acceptable.

☐                                                                                    (4)  VA. It is expressly agreed that, notwithstanding any other provisions of this Contract, the purchaser (Buyer) shall not incur any penalty by forfeiture of Earnest Money or otherwise be obligated to complete the purchase of the Property described herein, if the Contract Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. The purchaser (Buyer) shall, however, have the privilege and option of proceeding with the consummation of this Contract without regard to the amount of the reasonable value established by the Department of Veterans Affairs.

b. Cost of Appraisal. Cost of any appraisal to be obtained after the date of this Contract shall be timely paid by ☐ Buyer ☐ Seller.

7.                                      EVIDENCE OF TITLE.

a.  Evidence of Title. On or before Title Deadline (§ 2c), Seller shall cause to be furnished to Buyer, at Seller’s expense, a current commitment for owner’s title insurance policy (Title Commitment) in an amount equal to the Purchase Price, or if this box is checked, ☐ An Abstract of title certified to a current date. At Seller’s expense, Seller shall cause the title insurance policy to be issued and delivered to Buyer as soon as practicable at or after Closing. If a title insurance commitment is furnished, it ☒ Shall    ☐ Shall Not commit to delete or insure over the standard exceptions which relate to:

(1)  parties in possession,

(2)  unrecorded easements,

(3)  survey matters,

(4)  any unrecorded mechanic’s liens,

(5)  gap period (effective date of commitment to date deed is recorded), and

(6)  unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing.

Any additional premium expense to obtain this additional coverage shall be paid by ☒ Buyer      ☐ Seller.

b.  Copies of Exceptions. On or before Title Deadline (§ 2c), Seller, at Seller’s expense, shall furnish to Buyer and Buyer’s Agent, (1) a copy of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) if a title insurance commitment is required to be furnished, and if this box is checked ☒ Copies of any Other Documents (or, if illegible, summaries of such documents) listed in the schedule of exceptions (Exceptions). Even if the box is not checked, Seller shall have the obligation to furnish these documents pursuant to this section if requested by Buyer any time on or before Document Request Deadline (§ 2c). This requirement shall pertain only to documents as shown of record in the offices of the clerk and recorder in the county where the Property is located. The abstract or title insurance commitment, together with any copies or summaries of such documents furnished pursuant to this section, constitute the title documents (Title Documents).

c.  Survey. On or before Survey Deadline (§ 2c) ☒ Seller          ☐ Buyer shall cause Buyer (and the issuer of the Title Commitment or the provider of the opinion of title if an abstract) to receive a current ☐ Improvement Survey Plat ☐ Improvement Location Certificate      ☒ ALTA/ASCM survey, see 25. b (the description checked is known as Survey). An amount not to exceed $2,000 for Survey shall be paid by ☐ Buyer ☒ Seller. If the cost exceeds this amount, ☐ Buyer ☒ Seller shall pay the excess on or before Closing unless Buyer delivers to Seller before Survey is ordered, Buyer’s written notice allowing the exception for survey matters.

d. Common Interest Community Documents.

☒                                                                                  (1) Not Applicable. This § 7d. shall not apply.

(2) Common Interest Community Disclosure. THE PROPERTY IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY. THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNER’S ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. PURCHASERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.

☐                                                                                    (3) Not Conditional on Review. Buyer acknowledges that Buyer has received a copy of the owner’s association declarations, bylaws, rules and regulations, party wall agreements, minutes of most recent annual owners’ meeting and minutes of any directors’ meetings during the 6-month period immediately preceding Title Deadline, if any (Governing Documents), most recent financial documents consisting of (a) annual balance sheet, (b) annual income and expenditures statement, and (c) annual budget (Financial Documents), if any (collectively CIC Documents). Buyer has reviewed them, agrees to accept the benefits, obligations and restrictions that they impose upon the Property and its owners and waives any right to terminate this Contract due to such documents, notwithstanding the provisions of § 8e.

(4) CIC Documents to Buyer.

☐                                                                                                                                    (a) Seller to Provide CIC Documents. Seller shall cause the CIC Documents to be provided to Buyer, at Seller’s Expense, on or before Title Deadline (§ 2c).

☐                                                                                                                                    (b) Seller Authorizes Association. Seller authorizes the owners’ association to provide the C1C Documents to Buyer, at Seller’s expense.

(c) Seller’s Obligation. Seller’s obligation to provide the CIC Documents shall be fulfilled upon Buyer’s receipt of the CIC Documents, regardless of who provides such documents.

(5) Conditional on Buyer’s Review. If the box in either subsection 7d(4)(a) or subsection 7d(4)(b) is checked, the provisions of this subsection 7d(5) shall apply. Written notice of any unsatisfactory provision in any of the CIC Documents, in Buyer’s subjective discretion, signed by Buyer, or on behalf of Buyer, and delivered to Seller on or before CIC Documents Objection Deadline (§ 2c), shall terminate this Contract.

Should Buyer receive the CIC Documents after Title Deadline (§ 2c), Buyer shall have the right, at Buyer’s option, to terminate this Contract by written notice delivered to Seller on or before ten calendar days after Buyer’s receipt of the CIC Documents. If Buyer does not receive the CIC Documents, or if such written notice to terminate would otherwise be required to be delivered after the Closing Date, Buyer’s written notice to terminate shall be received by Seller on or before three calendar days prior to Closing Date (§ 2c). If Seller does not receive written notice from Buyer within such time, Buyer accepts the provisions of the CIC Documents, and Buyer’s right to terminate this Contract pursuant to this subsection is waived, notwithstanding the provisions of § 8e.

NOTE: If no box in this § 7d is checked, the provisions of subsection 7d(4)(a) shall apply.

8.                                      TITLE AND SURVEY REVIEW.

a.   Title Review. Buyer shall have the right to inspect the Title Documents.  Written notice by Buyer of unmerchantability of title, form or content of Title Commitment or of any other unsatisfactory title condition shown by the Title Documents, notwithstanding § 13, shall be signed by or on behalf of Buyer and given to Seller on or before Title Objection Deadline (§ 2c), or within five calendar days after receipt by Buyer of any change to the Title Documents or endorsement to the Title Commitment together with a copy of the document adding any new Exception to title.  If Seller does not receive Buyer’s notice by the date specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

b.   Matters not Shown by the Public Records. Seller shall deliver to Buyer, on or before Off-Record Matters Deadline (§ 2c) true copies of all leases and surveys in Seller’s possession pertaining to the Property and shall disclose to Buyer all easements, liens (including, without limitation, governmental improvements approved, but not yet installed) or other title matters (including, without limitation, rights of first refusal, and options) not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition disclosed by Seller or revealed by such inspection, notwithstanding § 13, shall be signed by or on behalf of Buyer and given to Seller on or before Off-Record Matters Objection Deadline (§ 2c). If Seller does not receive Buyer’s notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

c.   Survey Review.

☐                            (1) Not Applicable. This § 8c shall not apply.

☒                           (2) Conditional on Survey. If the box in this subsection 8c(2) is checked, Buyer shall have the right to inspect the Survey. If written notice by or on behalf of Buyer of any unsatisfactory condition shown by the Survey, notwithstanding § 8b or § 13, is received by Seller on or before Survey Objection Deadline (§ 2c) then such objection shall be deemed an unsatisfactory title condition. If Seller does not receive Buyer’s notice by Survey Objection Deadline (§ 2c), Buyer accepts the Survey as satisfactory.

d.   Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

In the event the Property is located within a special taxing district and Buyer desires to terminate this Contract as a result, if written notice, by or on behalf of Buyer, is received by Seller on or before Off-Record Matters Objection Deadline (§ 2c), this Contract shall terminate. If Seller does not receive Buyer’s notice by such date, Buyer accepts the effect of the Property’s inclusion in such special taxing district and waives the right to terminate for that reason.

e.   Right to Object, Cure. Buyer’s right to object shall include, but not be limited to those matters listed in § 13. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition or commitment terms as provided in subsections §§ 8a, b, c and d above, Seller shall use reasonable efforts to correct said items and bear any nominal expense to correct the same prior to Closing. If such unsatisfactory title condition is not corrected to Buyer’s satisfaction on or before Closing, this Contract shall terminate; provided, however, Buyer may, by written notice received by Seller on or before Closing, waive objection to such items.

f.    Right of First Refusal or Approval. If there is a right of first refusal on the Property, or a right to approve this Contract, Seller shall promptly submit this Contract according to the terms and conditions of such right. If the holder of the right of first refusal exercises such right or the holder of a right to approve disapproves this Contract, this Contract shall terminate. If the right of first refusal is waived explicitly or expires, or the Contract is approved, this Contract shall remain in full force and effect. Seller shall promptly notify Buyer of the foregoing. If expiration or waiver of the right of first refusal or Contract approval has not occurred on or before the Right of First Refusal Deadline (§ 2c), this Contract shall terminate.

g.   Title Advisory. The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully. Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property, including without limitation boundary lines and encroachments, area, zoning, unrecorded easements and claims of casements, leases and other unrecorded agreements, and various laws and governmental regulations concerning land use, development and environmental matters. The surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights. Third parties may hold interests in oil, gas, other minerals, geothermal energy or water on or under the Property, which interests may give them rights to enter and use the Property. Such matters may be excluded from the title insurance policy. Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this Contract (e.g., Title Objection Deadline [§ 2c] and Off-Record Matters Objection Deadline [§ 2c]).

9.                                      LEAD-BASED PAINT. Unless exempt, if the improvements on the Property include one or more residential dwellings for which a building permit was issued prior to January 1, 1978, this Contract shall be void unless a completed Lead-Based Paint Disclosure (Sales) form is signed by Seller and the required real estate licensees, which must occur prior to the parties signing this Contract. Buyer acknowledges timely receipt of a completed Lead-Based Paint Disclosure (Sales) form signed by Seller and the real estate licensees.

10.                               PROPERTY DISCLOSURE, INSPECTION, INSURABILITY; BUYER DISCLOSURE.

a. Seller’s Property Disclosure Deadline. On or before Seller’s Property Disclosure Deadline (§ 2c), Seller agrees to provide Buyer with the most current version of the Seller’s Property Disclosure form completed by Seller to the best of Seller’s current actual knowledge, current as of the date of this Contract.

b. Inspection Objection Deadline. Buyer shall have the right to have inspections of the physical condition of the Property and Inclusions, at Buyer’s expense. If the physical condition of the Property or Inclusions is unsatisfactory in Buyer’s subjective discretion, Buyer shall, on or before Inspection Objection Deadline (§ 2c):

(1)   notify Seller in writing that this Contract is terminated, or

(2)   provide Seller with a written description of any unsatisfactory physical condition which Buyer requires Seller to correct (Notice to Correct).

If written notice is not received by Seller on or before Inspection Objection Deadline (§ 2c), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer.

c. Resolution Deadline. If a Notice to Correct is received by Seller and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Resolution Deadline (§ 2c), this Contract shall terminate one calendar day following the Resolution Deadline (§ 2c), unless before such termination Seller receives Buyer’s written withdrawal of the Notice to Correct.

d. Insurability. This Contract is conditioned upon Buyer’s satisfaction, in Buyer’s subjective discretion, with the availability, terms, conditions and premium for property insurance. This Contract shall terminate upon Seller’s receipt, on or before Property Insurance Objection Deadline (§ 2c) of Buyer’s written notice that such insurance was not satisfactory to Buyer. If said notice is not timely received, Buyer shall have waived any right to terminate under this provision.

e. Damage, Liens and Indemnity. Buyer is responsible for payment for all inspections, surveys, engineering reports or for any other work performed at Buyer’s request and shall pay for any damage which occurs to the Property and Inclusions as a result of such activities. Buyer shall not permit claims or liens of any kind against the Property for inspections, tests, surveys, engineering reports, or any other work performed on the Property at Buyer’s request. Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller in connection with any such inspection, claim, or lien. This indemnity includes Seller’s right to recover all costs and expenses incurred by Seller to enforce this section, including Seller’s reasonable attorney and legal fees. The provisions of this section shall survive the termination of this Contract.

f. Buyer Disclosure. Buyer represents that Buyer   ☐ Does   ☒ Does Not need to sell and close a property to complete this transaction.

Note: Any property sale contingency should appear in Additional Provisions (§ 25).

11.                               METHAMPHETAMINE LABORATORY DISCLOSURE. The parties acknowledge that Seller is required to disclose whether Seller knows that the Property was previously used as a methamphetamine laboratory. No disclosure is required if the Property was remediated in accordance with state standards and other requirements are fulfilled pursuant to § 25-18.5-102, C.R.S. Buyer further acknowledges that Buyer has the right to engage a certified hygienist or industrial hygienist to test whether the Property has ever been used as a methamphetamine laboratory. In the event that the Property has been used as a methamphetamine laboratory, Buyer may provide written notice to Seller, on or before Closing, to terminate this Contract.

12.                               CLOSING. Delivery of deed from Seller to Buyer shall be at closing (Closing). Closing shall be on the date specified as Closing Date (§ 2c) or by mutual agreement at an earlier date. The hour and place of Closing shall be as designated by mutual agreement of the parties.

13.                               TRANSFER OF TITLE. Subject to tender or payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient special warranty deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as provided herein, title shall be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer’s signature hereon, whether assessed or not. Title shall be conveyed subject to:

a.               those specific Exceptions and described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with § 8a (Title Review),

b.         distribution utility easements (including cable TV),

c.          those specifically described rights of third parties not shown by the public records of which Buyer has actual knowledge and which were accepted by Buyer in accordance with § 8b (Matters not Shown by the Public Records) and § 8c (Survey Review).

d.         inclusion of the Property within any special taxing district,

e.          the benefits and burdens of any recorded declaration and party wall agreements, if any, and

f.            other none.

14.                               PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before Closing from the proceeds of this transaction or from any other source.

15.                               CLOSING COSTS, DOCUMENTS AND SERVICES.

a.   Good Funds. Buyer and Seller shall pay, in Good Funds, their respective Closing costs and all other items required to be paid at Closing, except as otherwise provided herein.

b.   Closing Documents. Buyer and Seller shall sign and complete all customary or reasonably required documents at or before Closing.

c.   Closing Services Fee. Fees for real estate Closing services shall be paid at Closing by ☒ One-Half by Buyer and One-Half by Seller   ☐ Buyer   ☐ Seller.

d.   Status Letter and Transfer Fees. Any fees incident to the issuance of owners’ association statement of assessments (Status Letter) shall be paid by ☐ Buyer ☐ Seller.   ☐ One-Half by Buyer and One-Half by Seller. Any fees incident to the transfer from Seller to Buyer assessed by the owners’ association (Owners’ Association Transfer Fee) shall be paid by ☐ Buyer   ☐ Seller   ❑One-Half by Buyer and One-Half by Seller.

e.   Local Transfer Tax. The local transfer tax of N/A% of the Purchase Price shall be paid at Closing by ☐ Buyer  ☐ Seller   ☐ One-Half by Buyer and One-Half by Seller.

f.    Sales and Use Tax. Any sales and use tax that may accrue because of this transaction shall be paid when due by ☒ Buyer   ☐ Seller   ☐ One-Half by Buyer and One-Half by Seller.

16.                               PRORATIONS. The following shall be prorated to Closing Date (§ 2c), except as otherwise provided:

a.   Taxes. Personal property taxes, if any, and general real estate taxes for the year of Closing, based on ☐ Taxes for the Calendar Year Immediately Preceding Closing ☒ Most Recent Mill Levy and Most Recent Assessed Valuation ☐ Other   .

b.   Rents. Rents based on ☒ Rents Actually Received   ☐ Accrued. Security deposits held by Seller shall be credited to Buyer. Seller shall assign all leases to Buyer and Buyer shall assume such leases.

c.   Association Assessments. Current regular owners’ association assessments and association dues (Association Assessments) paid in advance shall be credited to Seller at Closing. Cash reserves held out of the regular Association Assessments for deferred maintenance by the owners’ association shall not be credited to Seller except as may be otherwise provided by the Governing Documents. Any special assessment by the owners’ association for improvements that have been installed as of the date of Buyer’s signature hereon shall be the obligation of Seller. Any other special assessment assessed prior to Closing Date (§ 2c) by the owners’ association shall be the obligation of ☐ Buyer   ☐Seller. Seller represents that the amount of the Association Assessment is currently payable at $N/A per N/A and that there are no unpaid regular or special assessments against the Property except the current regular assessments and except N/A. Such assessments are subject to change as provided in the Governing Documents. Seller agrees to promptly request the owners’ association to deliver to Buyer before Closing Date (§ 2c) a current statement of assessments against the Property.

d.   Other Prorations. Water and sewer charges; interest on any continuing loan, and any similar items.

e.   Final Settlement. Unless otherwise agreed in writing, these prorations shall be final.

17.                               POSSESSION. Possession of the Property shall be delivered to Buyer on Possession Date and Possession Time (§ 2c), subject to the following leases or tenancies: none.

If Seller, after Closing, fails to deliver possession as specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $1,000 per day (or any part of a day) from the Possession Date and Possession Time (§ 2c) until possession is delivered.

Buyer ☐ Does   ☒ Does Not represent that Buyer will occupy the Property as Buyer’s principal residence.

18.                             ASSIGNABILITY. This Contract ☒ Shall   ☐ Shall Not be assignable by Buyer without Seller’s prior written consent. Except as so restricted, this Contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

19.                               INSURANCE; CONDITION OF, DAMAGE TO PROPERTY AND INCLUSIONS. Except as otherwise provided in this Contract, the Property, Inclusions or both shall be delivered in the condition existing as of the date of this Contract, ordinary wear and tear excepted.

a.            Casualty Insurance. In the event the Property or Inclusions shall be damaged by fire or other casualty prior to Closing, in an amount of not more than ten percent of the total Purchase Price, Seller shall be obligated to repair the same before the Closing Date (§ 2c). In the event such damage is not repaired within said time or if the damages exceed such sum, this Contract may be terminated at the option of Buyer by delivering to Seller written notice of termination on or before Closing. Should Buyer elect to carry out this Contract despite such damage, at Closing, Buyer shall be entitled to a credit for all the insurance proceeds that were received by Seller (but not owners’ association, if any) resulting from such damage to the Property and Inclusions plus the amount of any deductible provided for in such insurance policy. Such credit not to exceed the Purchase Price. In the event Seller has not received such insurance proceeds prior to Closing, then Seller shall assign such proceeds, at Closing, plus credit Buyer the amount of any deductible provided for in such insurance policy, but not to exceed the total Purchase Price.

b.            Damage, Inclusions and Services. Should any Inclusion or service (including systems and components of the Property, e.g. heating, plumbing, etc.) fail or be damaged between the date of this Contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion or service with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the maintenance or replacement of such Inclusion, service or fixture is not the responsibility of the owners’ association, if any, less any insurance proceeds received by Buyer covering such repair or replacement. Seller and Buyer are aware of the existence of pre-owned home warranty programs that may be purchased and may cover the repair or replacement of some Inclusions. The risk of loss for damage to growing crops by fire or other casualty shall be borne by the party entitled to the growing crops as provided in subsection 3a(7) and such party shall be entitled to such insurance proceeds or benefits for the growing crops.

c.            Walk-Through and Verification of Condition. Buyer, upon reasonable notice, shall have the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this Contract.

20.                               RECOMMENDATION OF LEGAL AND TAX COUNSEL. By signing this document, Buyer and Seller acknowledge that the respective broker has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this Contract.

21.                             TIME OF ESSENCE, DEFAULT AND REMEDIES. Time is of the essence hereof. If any note or check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

a.   If Buyer is in Default:

☐                                                                                   (1)  Specific Performance. Seller may elect to treat this Contract as canceled, in which case all Earnest Money (whether or not paid by Buyer) shall be forfeited by Buyer, paid to Seller and retained by Seller; and Seller may recover such damages as may be proper; or Seller may elect to treat this Contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.

☒                                                                                 (2)  Liquidated Damages. All Earnest Money (whether or not paid by Buyer) shall be forfeited by Buyer, paid to Seller, and retained by Seller. Both parties shall thereafter be released from all obligations hereunder. It is agreed that the Earnest Money specified in § 4 is LIQUIDATED DAMAGES, and not a penalty, which amount the parties agree is fair and reasonable and (except as provided in § §10e, 19, 21c, 22, 23), and forfeiture shall be SELLER’S SOLE AND ONLY REMEDY for Buyer’s failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.

b.          If Seller is in Default: Buyer may elect to treat this Contract as canceled, in which case all Earnest Money received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

c.          Costs and Expenses. In the event of any arbitration or litigation relating to this Contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney and legal fees.

22.                               MEDIATION. If a dispute arises relating to this Contract, prior to or after closing, and is not resolved, the parties shall first proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties to the dispute must agree before any settlement is binding. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. The mediation, unless otherwise agreed, shall terminate in the event the entire dispute is not resolved within 30 calendar days of the date written notice requesting mediation is sent by one party to the other at the party’s last known address. This section shall not alter any date in this Contract, unless otherwise agreed.

23.                               EARNEST MONEY DISPUTE. Except as otherwise provided herein, Earnest Money Holder shall release the Earnest Money as directed by written mutual instructions, signed by both Buyer and Seller. In the event of any controversy regarding the Earnest Money (notwithstanding any termination of this Contract), Earnest Money Holder shall not be required to take any action. Earnest Money Holder, at its option and sole discretion, may: (a) await any proceeding, (b) interplead all parties and deposit Earnest Money into a court of competent jurisdiction and shall recover court costs and reasonable attorney and legal fees, or (c) give written notice to Buyer and Seller that unless Earnest Money Holder receives a copy of the Summons and Complaint or Claim (between Buyer and Seller), containing the case number of the lawsuit (Lawsuit) within 120 calendar days of Earnest Money Holder’s written notice to the parties, Earnest Money Holder shall be authorized to return Earnest Money to Buyer. In the event Earnest Money Holder does not receive a copy of the Lawsuit, and has interpled the monies at the time of any Order, Earnest Money Holder shall disburse the Earnest Money pursuant to the Order of the Court. The parties reaffirm the obligation of Mediation (§ 22).

24.                               TERMINATION. In the event this Contract is terminated, all Earnest Money received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to § § 10e, 22 and 23.

25.                               ADDITIONAL PROVISIONS. (The following additional provisions have not been approved by the Colorado Real Estate Commission.)

a)         ADDITIONAL EARNEST MONEY. An additional $150,000 shall be deposited by Buyer with Title Company within one (1) business days after the Buyer has waived its Inspection contingency per Section 10. b. & 10. c. The total $250,000 shall be applied to the Purchase Price and shall be non-refundable to Buyer except for i) any new title matter pursuant to Section 8. a, or ii) a Seller default.

b)         SURVEY. Seller, at its expense, shall provide Buyer with a Survey for the Property which complies with the current requirements of ALTA/ASCM. The Survey will be certified to the Buyer, Buyer’s Lender, and the Title Company. If Buyer fails to purchase the Property for any reason constituting a default on the part of the Buyer, Buyer shall reimburse Seller for the cost of the survey.

c)         CLOSING & CLOSING EXTENSION. Closing shall be no later than fifteen (15) days after Buyer has waived its Inspection contingency per Section 10. b & 10. c., to be scheduled by mutual agreement of Buyer and Seller. Buyer shall be allowed one (1) thirty (30) day extension upon providing written notice to Seller and an additional $50,000 in Earnest Money, to be applied to the Purchase Price at Closing. If after extending the Closing the Buyer fails to close for any reason constituting a default on its part, the entire Earnest Money shall be paid over to the Seller pursuant to 121.

d)         Buyer acknowledges that the 50/60Hz generator, located in the Property, is the personal property of the tenant currently located within the Property. The tenant shall vacate the Property prior to Closing and shall have the right to remove such personal property from the Property prior to Closing, provided that Tenant shall also remove all associated wiring and repair any damage caused by such removal. Buyer shall have no right to such personal property. See Exhibit A attached hereto and incorporated herein by this reference.

26.                               ENTIRE AGREEMENT, MODIFICATION, SURVIVAL. This agreement constitutes the entire Contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Contract. No subsequent modification of any of the terms of this Contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any obligation in this Contract that, by its terms, is intended to be performed after termination or Closing shall survive the same.

27.                               FORECLOSURE DISCLOSURE AND PROTECTION. Seller acknowledges that, to Seller’s current actual knowledge, the Property ☐  . IS   ☒ IS NOT in foreclosure. In the event this transaction is subject to the provisions of the Colorado Foreclosure Protection Act (the Act) (i.e., generally the Act requires that the Property is residential, in foreclosure, and Buyer does not reside in it for at least 1 year), a different contract that complies with the provisions of the Act is required, and this Contract shall be void and of no effect unless the Foreclosure Property Addendum is executed by all parties concurrent with the signing of this Contract. The parties are further advised to consult with their own attorney.

28                                NOTICE, DELIVERY AND CHOICE OF LAW.

a.  Physical Delivery. Except for the notice requesting mediation described in § 22, and except as provided in § 28b below, all notices must be in writing. Any notice to Buyer shall be effective when received by Buyer or by Selling Brokerage Firm, and any notice to Seller shall be effective when received by Seller or Listing Brokerage Firm.

b.  Electronic Delivery. As an alternative to physical delivery, any signed document and written notice may be delivered in electronic form by the following indicated methods only: ☒ Facsimile   ☒E-mail   ☐No Electronic Delivery. Documents with original signatures shall be provided upon request of any party.

c.  Choice of Law. This Contract and all disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in this state for property located in Colorado.

29.                               NOTICE OF ACCEPTANCE, COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance pursuant to § 28 on or before Acceptance Deadline Date (§ 2c) and Acceptance Deadline Time (§ 2c). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

Buyer Ascent Solar Technologies, Inc.		Buyer
By:	Matthew Foster
Its:	President & CEO

Date:	11/26/07	Date:
Address:	8120 Shaffer Parkway,	Address:
Littleton, CO 80127-4107
Phone No.:	(303) 285-5137	Phone No.:
Fax No.:	(303) 285-9882	Fax No.:
Email Address:	arnisra@ascentsolar.com	Email Address:

[NOTE: If this offer is being countered or rejected, do not sign this document. Refer to § 30]

Seller J N Properties		Seller
By:	Morgan Nields
Date:	11/28/07	Date:
Address:	4 Sunrise Drive	Address:
Englewood, CO 80113
Phone No.:	(303) 242-8026	Phone No.:
Fax No.:	(303) 396-0033	Fax No.:
Email Address:	mnields@abla-tx.com	Email Address:

38.                               COUNTER; REJECTION. This offer is ☐ Countered   ☐ Rejected.

Initials only of party (Buyer or Seller) who countered or rejected offer

END OF CONTRACT

Note: Closing Instructions and Earnest Money Receipt should be signed on or before Title Deadline (§ 2c).

SELLING BROKER’S ACKNOWLEDGMENTS AND COMPENSTION DISCLOSURE.

(To be completed by Selling Broker)

The Selling Broker ☐ Does    ☒ Does Not acknowledge receipt of the Earnest Money deposit specified in § 4 and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 22.

The Selling Broker is working with the Buyer as a ☒ Buyer’s Agent   ☐ Transaction-Broker in this transaction. ☐ This is a Change of Status.

Seller ☐ IS   ☒ IS NOT a customer working with Selling Broker as a Seller’s Agent.

The Selling Brokerage Firm’s compensation or commission is to be paid by ☐ Listing Brokerage Firm   ☐ Buyer  ☒ Other Seller shall pay Selling Brokerage Firm a commission equal to 2.5% of the purchase price.

Selling Brokerage Firm’s Name:  Oliver Real Estate Commercial

Broker	Tony Oliver
Date:	11/26/07
Address:	1400 S. Colorado Blvd, # 410
Denver, CO 80222
Phone No.:	(303) 691-0179
Fax No.:	(303) 757-7275
Email Address:	tonyoliver@earthlink.net

LISTING BROKER’S ACKNOWLEDGEMENTS AND COMPENSATION DISCLOSURE.

(To be completed by Listing Broker)

The Listing Broker ☐ Does    ☒ Does Not acknowledge receipt of Earnest Money deposit specified in § 4 and, while not a party to the Contract, agrees to cooperate upon request with any mediation concluded under § 22.

The Listing Broker is working with the Seller as a ☒ Seller’s Agent ☐ Transaction-Broker in this transaction. ☐ This is a Change of Status.

Buyer ☐ IS    ☐ IS NOT a customer working with Selling Broker as a Buyer’s Agent.

Listing Broker Firm’s compensation is to be paid by ☒ Seller    ☐ Buyer    ☐ Other

Listing Brokerage Firm’s Name:  CB Richard Ellis

Broker	Jim Bolt
Date:
Address:

Phone No.:	720-528-6310
Fax No.:
Email Address:	james.bolt@cbre.com

EXHIBIT A

THIS EXHIBIT A is attached to and shall be a part of that certain Contract to Buy and Sell Real Estate dated November 26, 2007, by and between J N PROPERTIES (“Seller”) and ASCENT SOLAR TECHNOLOGIES, INC. (“Buyer”) related to Property known as 12300 Grant Street, Thornton, CO (the “Contract”). The terms of the Contract are supplemented as hereinafter set forth. In the event of any conflict between any terms of the Contract and this Exhibit A, this Exhibit A shall be controlling.

1.                                       Seller’s Warranties and Obligations.

(a)                                  In order to induce Buyer to enter into this Contract, Seller does hereby warrant and represent to Buyer that to the best of Seller’s knowledge and belief:

(i)                              There has been no written demand by any beneficiary of any deed of trust, insurance underwriter or governmental authority for work to be done or other action to be taken by Seller which has not been complied with to the satisfaction of the entity making such demand; and

(ii)                            All information to be delivered to Buyer hereunder by Seller shall be true, correct and complete to the best of Seller’s knowledge, as of the date of such information.

(b)                                 Seller further represents and warrants that as of the date of this Contract and as of the date of closing;

(i)                           Seller has all requisite authority to enter into this Contract and to perform all obligations hereunder. Seller is not a party to, subject to or bound by, and will not be a party to, subject to or bound by, and except as disclosed herein, none of the Property is subject to: any deed of trust, loan agreement or other agreement or instrument of any kind, or any judgment, order, writ, injunction or decree of any court or governmental body that could prohibit, prevent or affect the carrying out of the transactions contemplated by this Contract, or the performance by Seller of any obligations hereunder or the use by Buyer of the Property.

(ii)                            This Contract has been duly executed by and constitutes a valid and binding obligation of Seller in accordance with its terms.

(iii)                          To the best of Seller’s knowledge and belief, except as specifically disclosed and approved by Buyer, there is no litigation, action, proceeding or investigation pending or threatened before any court, administrative agency or other governmental body by or against Seller or which affects or relates to the Property.

(c)                                  Between the date of execution hereof and the date of the closing, Seller:

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(i)                              Shall not dispose of any interest in the Property and shall not grant any deed of trust or pledge or subject to lien or other encumbrance any interest in the Property;

(ii)                            Shall enter into no contract or lease which affects the Property or the transactions contemplated by this Contract without the prior written consent of the Buyer.

The foregoing warranties and representations shall be restated and true and correct as of the closing date. The provisions of this paragraph shall survive the closing, and shall continue in full force and effect for a period of twelve months from and after Closing.

2.                                       No Representations. Seller and Buyer acknowledge and agree that, except as provided in Section 1 above and as otherwise expressly provided for elsewhere in this Contract, Seller has not made any representations, warranties, or agreements to Buyer as to any matter concerning the Property, the present use thereof, or the suitability for Buyer’s intended use of the Property, including, without limitation, any representations, warranties, or agreements relating to topography, climate, air, water, water rights, utilities, present and future zoning, soil, subsoil, environmental conditions, the purposes to which the Property is suited, the use of adjoining of nearby properties, drainage, access to public roads, or proposed routes of roads, or extensions thereof, or the effect of any state or federal environmental protection laws or regulations. Buyer represents and warrants to Seller that Buyer has made or will make its own independent inspection and investigation of the Property and, in entering into this Contract, Buyer intends to rely solely on such inspection and investigation of the Property. No patent or latent physical condition of the Property, whether or not now known or discovered, shall affect the rights of either party hereto. No agreement, warranty, or representation, unless expressly contained or provided for in Section 1, shall bind Seller. Buyer expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, promise, or agreement, if any, unless contained in this Agreement. The foregoing provisions of Paragraph 2 of this Exhibit A notwithstanding, Seller shall not be relieved of its obligation to disclose latent defects in the Property actually known to Seller and which would not be discoverable by Buyer pursuant to a reasonable inspection of the Property.

3.                                         Inspection of Documents. Within ten (10) days of the mutual acceptance of this Contract, Seller shall deliver to Buyer, for Buyer’s inspection, copies of the following documents relating to the Property, to the extent that such documents are in Seller’s possession or control:

(a)                                  All environmental assessments, reports, and other environmental information regarding the Property.

(b)                                 All soils tests or analyses relating to the Property.

(c)                                  All surveys, plans and drawings regarding the Property.

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(d)                                    All flood plain maps or other information regarding the existing flood plain designation as it relates to the Property.

(e)                                     All title insurance commitments and policies relating to the Property.

(f)                                       All leases affecting the Property, Buyer acknowledges that all leases encumbering the Property shall be terminated by Seller on or before Closing.

4.                                         Interest Bearing Account.  All Earnest Money paid to Earnest Money Holder shall be deposited in an interest bearing account with the interest accruing to the benefit of Buyer unless the Earnest Money is paid to Seller pursuant to §21 of the Contract, in which case it shall be paid over to the Seller.

5.                                         Access.  Seller covenants and agrees that from and after the date of the Seller=s execution. of this Contract, Buyer and its contractors, agents and/or employees, shall have reasonable access, and the right to enter upon the Property for the purpose of making surveys, engineering studies, soil tests, drainage studies, and such other tests, studies, or investigations, as the Buyer deems necessary, to determine the viability of the Property for the use to which Buyer intends to put it. Seller will endeavor to provide access within 48 hours of any request by Buyer.

6.                                         Indemnification; No Mechanic’s Lien.  Buyer hereby acknowledges that the preparation and submission of any plans, and the making of investigations, tests, and surveys prior to the Closing hereunder, is for the benefit of and at the insistence of Buyer. Buyer expressly acknowledges that nothing in this Contract shall authorize Buyer, or any person dealing with, through, or under Buyer to subject Seller’s interest in any portion of the Property to mechanic’s liens prior to Closing of the Property. Buyer agrees to indemnify, hold harmless, and defend Seller from any claim, liability, loss, damage, cost, or expense, including attorney’s fees, which Seller may incur or that may be asserted by reason of any entry on the Property or work performed by, through, or under Buyer or the preparation of any plans by or on behalf of Buyer, or the making of investigations, tests, and surveys ordered or conducted by Buyer. Buyer agrees not to permit or suffer and, to the extent so permitted or suffered, to cause to be immediately removed and released, any mechanic’s, materialman’s, or other lien on account of supplies, machinery, tools, equipment, labor, or materials furnished or used in connection with the planning, design, inspection, construction, alteration, repair, or surveying of the Property, or preparation of plans with respect thereto as aforesaid by, through, or under Buyer.

7.                                         Prior Insurance Loss.  Buyer acknowledges that Seller experienced a loss at the Property due to vandalism and theft. Seller has approximately $110,000.00 remaining in insurance proceeds to be used to restore and refurbish the Property. Within three (3) business days after mutual execution of this Contract, Seller and Buyer agree to agree upon the specific repairs and replacements to be made to the Property using the insurance proceeds. Buyer shall request the specific repairs and replacements which Buyer wishes the insurance proceeds to be used to repair and refurbish the Property and Seller shall have the right to approve such repairs and replacements in the exercise of

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Seller’s reasonable discretion. If Buyer and Seller are unable to agree upon the specific list of repairs and replacements within such three (3) business days after mutual execution of this Contract, either party shall have the right to terminate this Contract and the earnest money deposit shall be returned to Buyer. Seller shall, subject to force majure, complete all such work prior to Closing and Buyer shall cooperate fully to facilitate such work. If the repairs and replacements exceed the sum of $110,000.00 Buyer shall pay to Seller at Closing, the additional amount in excess of such $110,000.00. If the proposed work exceeds an estimated amount $125,000.00, Seller shall have the right to request that Buyer deposit into escrow the amount in excess of $110,000.00 as an additional earnest money deposit. If work, in the amount of $110,000.00 or more, is not completed prior to Closing, Seller shall escrow, at Closing, an amount reasonably agreed upon by Seller and Buyer to complete the repairs and replacements and Seller shall have a right to receive such funds upon completion of and payment for such work.

8.                                         Dates for Performance.  Should any date in this Contract call for the performance of any action or notice, or the occurrence of any event, on a Saturday, Sunday or legal holiday, such date shall be the next business day thereafter.

9.                                         Further Acts.  In addition to the acts, deeds, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, Buyer and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at any Closing or after any Closing, any and all further acts, deeds, instruments and agreement and provide such further assurances as the other party or the title company may reasonably required to consummate the transaction contemplated hereunder. However, the foregoing shall not be deemed to (i) require Seller to expend a sum of money which it would not reasonably have anticipated on the execution date, or (ii) require Buyer to expend a sum of money which it could not reasonably have anticipated on the Inspection Objection Deadline.

10.                                    Gender/Headings.  Throughout this Agreement, where such meanings would be appropriate: (a) the masculine gender shall be deemed to include the feminine and the neuter and vice versa, and (b) the singular shall be deemed to include the plural, and vice versa. The headings herein are inserted only as a matter of convenience and reference, and in no way define, or describe the scope of the Agreement, or the intent of any provisions thereof.

11.                                    Waiver.  Buyer shall have the right to waive compliance by Seller with any condition or covenant contained herein.

12.                                    Non-Waiver.  Failure of either party to declare any breach or default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such breach or default, but the non-defaulting party shall have the right to declare any such breach or default at any time and take such action as might be lawful or authorized hereunder either at law or in equity.

13.                                    Transfer of Title.  §13. shall be amended by deleting Sub¶s b. and e. In addition, Sub¶ c. shall be amended to read “those specifically described rights of third

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parties not shown by the public records disclosed to Buyer in writing and which were accepted by Buyer in accordance with §8.b (Matters Not Shown by the Public Records) and §8.c. (Survey).”

SELLER:	BUYER:

J N PROPERTIES	ASCENT SOLAR TECHNOLOGIES, INC.

By:		By:
	Morgan Nields		Matthew Foster

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